PENTAIR, INC.
        FOURTH AMENDED AND
             RESTATED
COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
    Revised February 26, 1997



1.   Background and Effective Date.  The Pentair, Inc.
Fourth Amended and Restated Compensation Plan for Non-Employee Directors is effective April 23, 1997 (i.e., the effective date). This version of the Plan shall govern benefits as provided to non-employee directors from and after its effective date; prior versions of the Plan govern benefits provided during such time as each such version was in effect.

2. Purpose. Pentair has created this Plan for the following purposes:

     (a) to enable non-employee Directors of Pentair to receive annual retainer and meeting fees currently in cash or elect to defer such compensation for future payment, together with earnings measured by changes in the value of Pentair Stock; and

     (b) to assure non-employee Directors receive a competitive total compensation package which includes a significant component tied to long-term growth in shareholder value.

3. Definitions. Unless the context requires otherwise, when capitalized the terms listed below shall have the following meanings when used in the Plan:

     (a)  "Administrator" is the Board or any
          committee or individual to whom the Board may delegate authority to administer the Plan.
          The Administrator shall interpret the Plan, appoint a plan agent to serve from time to time, and make all decisions with respect to the rights of Directors hereunder.

     (b)  "Board" is the Board of Directors of Pentair.

     (c) "Deferred Compensation" is the amount of Fees with respect to which a Director has voluntarily elected to defer payment pursuant to the terms of the Plan, together with any matching contributions thereon made by
          Pentair.

     (d) "Director" is a non-employee member of the Board.

     (e) "Equity Compensation" is that portion of a Director's total annual compensation which is accrued monthly and deferred for payment after the Director is no longer a member of the Board.

     (f) "Fees" are a Director's annual retainer, meeting, chair retainer, and chair fees or similar amounts paid monthly by Pentair.

     (g)  "Pentair" is Pentair, Inc., a Minnesota
          corporation.

     (h)  "Plan" is the Pentair, Inc. Fourth Amended and
          Restated Compensation Plan for Non-Employee
          Directors as revised February 26, 1997 and effective April 23, 1997.

     (i) "Plan Year" is the twelve (12) consecutive month period beginning January 1 and ending
          December 31.

     (j)  "Share Units" are the units used to credit
          Deferred or Equity Compensation to a
          Director's account, which units are valued by reference to the actual cost per share of Stock purchased on behalf of Pentair by the duly appointed plan agent pursuant to applicable
          Plan provisions.

     (k)  "Stock" is Pentair common stock.

4.   Deferred Compensation.

     (a) Eligibility. All Directors may elect to defer payment of some or all of their Fees until such future time as the Director shall select. If a Director does not elect to defer payment of Fees, then all Fees shall be paid in monthly installments to the Director in cash.

     (b) Deferral Elections. Each Plan Year a Director may elect to defer receipt of a designated percentage of Fees, in ten percent (10%) increments up to one hundred percent (100%) of such Fees, and to receive such amount as Deferred Compensation.
No election to receive Deferred Compensation shall be valid unless entered into prior to the time a Director becomes entitled to receipt of such Fees. For current Directors, a deferral election shall be made prior to the first day of a Plan Year; for individuals who become Directors during a Plan Year, any deferral election with respect to Fees to be paid during that Plan Year shall be made no later than the date such individual's Board service begins. Any election to receive Deferred Compensation shall be irrevocable with respect to the Plan Year for which the election is made.

     (c) Matching Contribution. Directors who elect to defer payment of their Fees shall receive from Pentair as additional Deferred Compensation a matching contribution equal to twenty-five percent (25%) of the first $750.00 per month of Fees the Director has elected to receive as Deferred Compensation.

     (d) Accounting for Deferred Compensation. Pentair shall establish a bookkeeping account for each Director who elects to receive Deferred Compensation and shall allocate to such account as of the last day of each month the Fees subject to a Director's deferral election and any matching contribution made with respect thereto. All Deferred Compensation so allocated shall be converted into Share Units. The plan agent appointed by Pentair for this purpose shall purchase Stock on the open market at the best price obtainable at the time it receives funds from Pentair. All Stock so purchased shall be held in a street name or a nominee name; no Director shall have any right to vote the Stock acquired hereunder. Stock purchased by the plan agent shall be held as an investment to assist Pentair in meeting its obligation to pay Deferred Compensation.

     The plan agent shall provide to Pentair confirmation of its Stock purchases and periodic statements showing the number of Share Units allocated to each Director's account. Share Units allocated to individual accounts shall be adjusted to reflect Stock dividends or splits or other similar adjustments. Cash dividends paid with respect to such Stock shall be combined with a Director's Deferred Compensation for purposes of purchasing
Stock and allocated as additional Share Units to such Director's account.

     (e) Distribution of Deferred Compensation. When making an election to receive Deferred Compensation, the Director shall also elect the time at which such Deferred Compensation will be paid to said Director, which election shall be irrevocable with respect to the Deferred Compensation covered by said election. Payment of such Deferred Compensation shall be made in a lump sum and in accordance with the distribution option elected by the Director.

     The Director may elect to receive payment of Deferred
Compensation by selecting one or more of the following options:

     (i)  On a specific date;

     (ii) Upon attainment of a specific age; or

     (iii) On the occurrence of a stated event, such as death, retirement from principal business activity, termination of services as a Director, disability or any other event or occurrence stipulated by the Director and approved by the Administrator.

provided, however, a Director may not receive payment of Deferred Compensation sooner than six (6) months after the date of the election to defer.

     (f)  Form of Distribution of Deferred Compensation.
Deferred Compensation shall be distributed in Stock on the distribution date elected by the Director. Stock distributed to the Director must either be registered with the Securities and Exchange Commission or bear an appropriate legend unless
Pentair has received an opinion from counsel that such legend is unnecessary.

5.   Equity Compensation.

     (a)  Determination of Equity Compensation.  Each
Plan Year, Directors shall receive monthly allocations of Equity
Compensation equal to one-twelfth (1/12) of the amount determined by subtracting from the total Board compensation figure set for such Plan Year (i) all Fees; (ii) any matching contributions made with respect to Fees subject to a deferral election, and (iii) the value of all options granted to the Director pursuant to the terms of the Pentair, Inc. Outside Directors Non-Qualified Stock Option Plan. All Equity Compensation shall be deferred and paid in Stock at such future time as the Director shall elect.

     (b) Accounting for Equity Compensation. Each month Pentair shall allocate Equity Compensation earned to a bookkeeping account established for each Director. All Equity Compensation so allocated shall be converted into Share Units.
The duly appointed plan agent shall purchase Stock on the open market at the best price obtainable at the time it receives funds from Pentair. All Stock so purchased shall be held in a street name or a nominee name; no Director shall have any right to vote the Stock acquired hereunder. Stock purchased by the plan agent shall be held as an investment to assist Pentair in meeting its obligation to pay Equity Compensation.

     The plan agent shall provide to Pentair confirmation of its Stock purchases and periodic statements of the number of Share
Units allocated to each Director's account. Share Units allocated to a Director's account shall be adjusted to reflect Stock dividends or splits or other similar adjustments. Cash dividends paid with respect to such Stock shall be combined with a Director's Equity Compensation for purposes of purchasing Stock and allocated as additional Share Units to such Director's account.

     (c)  Distribution of Equity Compensation.  Each Plan
Year, Directors shall elect the time at which Equity Compensation credited for such year shall be paid; provided, however, no Director may elect to receive payment of Equity Compensation prior to the date such Director ceases to be a member of the Board. All such elections must be made prior to the first day of a Plan Year or, if an individual shall first become eligible to receive Equity Compensation during a Plan Year, then prior to the date such eligibility begins. An election hereunder shall be irrevocable when made with respect to Equity Compensation earned in said
Plan Year. Payment of Equity Compensation shall be made in a lump sum and in accordance with the distribution option elected by the Director.

     Subject to the above limitation, a Director shall be entitled to receive payment of Equity Compensation by electing one or more of the following options:

     (i)  On a specific date;

     (ii) Upon the attainment of a specific age; or

     (iii) On the occurrence of a stated event, such as death, retirement from principal business activity, termination of services as a Director, disability or any other event or occurrence stipulated by the Director and approved by the Administrator.

provided, however, a Director may not receive payment of Equity
Compensation during the time such Director remains a member of the Board.

     (d)  Form of Distribution of Equity Compensation.
Equity Compensation shall be distributed in Stock on the distribution date elected by the Director. Stock distributed to the Director must either be registered with the Securities and Exchange Commission or bear an appropriate legend unless
Pentair has received an opinion from counsel that such legend is unnecessary.

6.   Retirement Benefit.

     (a) Background. Under prior versions of the Compensation Plan for Non-Employee Directors, Directors who retired from the Board due to either disability, ineligibility to stand for re-election on account of age or length or service, or after having served at least five (5) years as a Director, could be granted a retirement benefit. This benefit, if approved by all other Board members, provided the Director a monthly cash payment of one-twelfth (1/12) of the annual retainer fee being paid to the Director at the time Board service ended over a term equal to the Director's months of service on the Board. This retirement benefit is hereby eliminated from the Plan and, except as otherwise provided herein, from and after the Plan's effective date, no Director shall be eligible to receive this retirement benefit.

     (b) Retirement Benefit Conversion. All Directors who had completed service on the Board prior to the Plan's effective date and who will remain Directors after the Plan's effective date may choose to receive as an offset for the elimination of the retirement benefit a one-time grant of Equity Compensation. Any Director who does not elect to receive this grant of Equity Compensation shall remain eligible for the cash retirement benefit as described above, payable after Board service ends and calculated using service as a member of the Board through the Plan's effective date and the 1997 retainer fee. After the Plan's effective date, however, a Director shall be eligible for grants of Equity Compensation only pursuant to Section 5 of the Plan.

     A Director who elects to receive the offsetting grant of Equity Compensation shall receive a grant equal to the present value of the benefit which otherwise could have been payable to the Director at the time of mandatory retirement (i.e., completion of twelve (12) years of service on the Board or the attainment of age 70, whichever would first occur), using the 1997 retainer fee and the years of service completed as a Director through the Plan's effective date. The discount rate used for this calculation shall be the interest rate used under the Pentair Pension Plan to determine a lump sum benefit.

     Former Directors now receiving retirement benefit payments under a prior version of the plan shall continue to receive such payments. Any Directors whose service on the Board will end on or before the Plan's effective date shall be eligible for only a retirement benefit under the prior plan.

     (c) Treatment of Conversion. All offsetting grants of Equity Compensation made pursuant to this Section 6 shall be subject to the same procedures and elections as are described in
Section 5. Each Director shall make all necessary elections prior to the Plan's effective date.

7. Reports. The plan agent shall periodically report the following information to Pentair:

     (a) the total number of Share Units allocated to a Director's account each quarter;

     (b) the total number of shares purchased by the plan agent each quarter; and

     (c) the total number of shares of Stock into which Share Units may be converted.

Pentair shall pay all commissions and charges arising due to operation of the Plan and use of the plan agent.

8. Distribution in Event of Death. In the event of death, distribution of the Deferred and Equity Compensation allocated to such Director's account will be made to the beneficiary named by the Director or to the person who would have a right to receive such distribution by will or (if there shall be no will) by the laws of descent and distribution of the state in which the Director was domiciled at death, subject to the terms of the deferral elections made by the Director.

9. Nonalienability. No disposition, charge or encumbrance by any Director on Deferred or Equity Compensation or any income earned thereon by way of anticipation shall be valid or in any way binding on Pentair. No Director shall have the right to assign, transfer, encumber or otherwise dispose of any Deferred or Equity Compensation or any earnings thereon (except by will or the laws of descent and distribution) until the same shall be paid to such Director. No Deferred or Equity Compensation or income earned thereon shall be in any way liable to the claims of any creditor of a Director until the same is paid to such Director.

10. Depository Agreement. Upon a change in control, Pentair shall enter into Depository Agreements in the form as recommended by counsel and shall deposit in trust with a bank or banks in Minnesota having trust powers, sufficient funds to carry out distributions to Directors in accordance with the terms and conditions of the Plan. The funds deposited in trust (or if no such trust is established, the funds held by Pentair to pay the amounts due under this Plan) on account of a change in control shall remain subject to the claims of the general creditors of Pentair as if such funds were general assets of Pentair.

       For purposes of this paragraph, a change in control shall be deemed to occur if any person or entity shall acquire control of Pentair either by substantial market purchases or by a tender offer, or both, which is opposed by a majority of the Board.

11. Funding. The Plan is a non-qualified, unfunded deferred compensation arrangement. Pentair shall not establish, nor is it required to establish any trust to fund benefits provided to Directors hereunder, nor shall it establish or is it required to establish any type of earmarking or segregation of assets to provide for such benefits. In the event of default of payment hereunder by Pentair, the Directors shall have no greater entitlements or security than does a general creditor of Pentair.

12. Default. In the event Pentair shall fail to pay when due any Deferred or Equity Compensation, and such failure to pay continues for a period of thirty (30) days from receipt of written notice of nonpayment from the affected Director, Pentair shall be in default hereunder and shall pay to the Director any expenses incurred in the collection of such amount, including reasonable attorney's fees.

13. Amendment or Termination. The Plan may be amended or terminated at any time by the Board; provided that the rights of Directors or former Directors accrued under the Plan through the date of such amendment or termination shall not be affected by such action without the express written consent of those individuals.

14. Construction. The Plan shall be interpreted and construed in accordance with the substantive laws of the State of Minnesota. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining Plan provisions, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been included.

     IN WITNESS WHEREOF, this amended and restated
Plan has been executed this ____ day
of _______________, 1997.

PENTAIR, INC.
By ___________________________________
Its _______________________